Exhibit 10.1

FIFTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement is entered into on December 13, 2005, but shall be retroactively effective to October 31, 2005 (the “Amendment”), by and between COMERICA BANK (“Bank”) and BIOMARIN PHARMACEUTICAL INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated May 14, 2004, as amended by a First Amendment to Loan and Security Agreement dated November 3, 2004, and a Second Amendment to Loan and Security Agreement dated February 15, 2005, a Third Amendment to Loan and Security Agreement dated April 29, 2005, and a Fourth Amendment to Loan and Security Agreement dated June 28, 2005 (collectively, the “Agreement”). In connection with the Agreement, Borrower and Bank entered into a LIBOR Addendum to Loan and Security Agreement dated May 14, 2004, as amended (the “LIBOR Addendum”). The parties desire to amend the Agreement and the LIBOR Addendum in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The last paragraph of Section 6.3 of the Agreement is hereby amended to read as follows:

Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, which Compliance Certificate shall include a monthly certification by Borrower that it has an unrestricted and unconditional right to draw down at least $25,000,000 under a Convertible Note Facility from Medicis Pharmaceutical Corporation, to provide additional liquidity if needed.

2. Section 6.8 of the Agreement is hereby amended in its entirety to read as follows:

6.8 Financial Covenant. Measured as of the last day of each month, the balance of Borrower’s unrestricted cash as reflected on its balance sheet shall be at least Twenty Five Million Dollars ($25,000,000).

3. The following subsection is hereby added to the end of Section 7.1 of the Agreement, as an additional permitted Transfer: “or (v) Transfers consisting of contributions to the Rabbi Trust established in connection with the BioMarin Pharmaceutical Inc. Nonqualified Deferred Compensation Plan established on December 1, 2005, so long as such Transfers do not exceed, in the aggregate in any given year the sum of (A) $1,000,000 plus (B) deferrals made by plan participants of compensation that would otherwise have been paid to such participants.”

4. Exhibit A to the Agreement is hereby amended to add the following paragraph to the end of Exhibit A as an additional exclusion from the definition of “Collateral”:

(G) Amounts held in the Rabbi Trust established in connection with the BioMarin Pharmaceutical Inc. Nonqualified Deferred Compensation Plan established on December 1, 2005.

5. The Compliance Certificate to be delivered after the date of this Agreement shall be in substantially the form of Exhibit C hereto.

6. The reference to “one and one half percent (1.50%)” in Section 2(a) of the LIBOR Addendum is hereby amended to read “one and one quarter percent (1.25%)”.

7. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement and the LIBOR Addendum, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement or the LIBOR Addendum, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all applications, instruments, documents and agreements entered into in connection with the Agreement.

8. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

10. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BIOMARIN PHARMACEUTICAL INC.

By:	/S/ JEFFREY H. COOPER

Title:	Chief Financial Officer

COMERICA BANK

By:	/S/ ROBERT WAYS

Title:	Vice President

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK

FROM:	BIOMARIN PHARMACEUTICAL INC.

The undersigned Responsible Officer of BIOMARIN PHARMACEUTICAL INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof, except for such representations and warranties which speak as to a specific date, which are true and correct as of such date. Attached herewith are the required documents supporting the above certification. The Responsible Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. In addition, the undersigned Responsible Officer of BIOMARIN PHARMACEUTICAL INC. hereby certifies that Borrower has an unrestricted and unconditional right to draw down at least $25,000,000 under a Convertible Note Facility from Medicis Pharmaceutical Corporation, to provide additional liquidity if needed.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Form 10Q	Filed Quarterly within 45 days		Yes	☐	No	☐
Form 10K	Filed FYE within 90 days		Yes	☐	No	☐

Financial Covenant	Required	Actual	Complies

Unrestricted Cash	$25,000,000	$_______	Yes	☐	No	☐
Unrestricted Cash at Bank	Greater of $10,000,000 or balance of outstanding principal obligations to Bank	$_______	Yes	☐	No	☐

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:
Verified:
SIGNATURE		AUTHORIZED SIGNER

Date:
TITLE

Compliance Status Yes ☐ No ☐
DATE

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